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                                                                Exhibit 24(a)
                KEYCORP
[logo]
                127 Public Square
                Cleveland, Ohio 44114-1306





                                CERTIFICATION
                                -------------



       I, Steven N. Bulloch, hereby certify that I am an Assistant Secretary of KeyCorp, a corporation duly organized under the laws of the State of Ohio, that I have in my possession the corporate records regarding the Corporation, and that attached hereto is a true and correct copy of the resolution duly adopted by the Board of Directors of such Corporation at a meeting thereof duly called and held on March 17, 1994, at which meeting a quorum of the Board was present throughout, and that such resolutions have not been rescinded and are in full force and effect.

       IN WITNESS THEREOF, the undersigned has hereunto put his hand and the seal of this Corporation on this 7th day of November, 1994.



                                        /s/ Steven N. Bulloch
                                        ----------------------------
                                        Steven N. Bulloch
                                        Assistant Secretary
                                        KeyCorp

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                                  EXHIBIT N
                                  ---------

Resolution adopted by the Board of Directors of KeyCorp on March 17, 1994.


             RESOLVED, that the KeyCorp 1991 Equity Compensation Plan (the "Plan"), in the form attached hereto as Exhibit 1, is hereby recommended for adoption by the shareholders of the Corporation.


             FURTHER RESOLVED, that the Plan be submitted to the Corporation's shareholders at their annual meeting to be held May 19, 1994, for approval upon the favorable vote of the holders of a majority of Common Shares present in person or by proxy at the meeting.


             FURTHER RESOLVED, that 4,800,000 authorized but not outstanding Common Shares of the Corporation are initially reserved for issuance in connection with awards under the Plan as of May 19, 1994, and on each January 2, hereafter occurring, the number of Common Shares of the Corporation reserved for issuance in connection with awards under the Plan shall be automatically increased in the same amount as the increase in the number of Common Shares that become available for grant of awards under the Plan on each such January 2, and that the number of Common Shares so reserved (1) shall be appropriately adjusted upon the happening of one of more of events enumerated in Section 13 of the Plan, entitled "Adjustment Upon Changes in Common Shares", and (2) shall be appropriately decreased in the event Common Shares become outstanding upon granting or exercise of any awards pursuant to the plan, and that such shares shall either be shares currently held in treasury, newly issued shares which are currently authorized but not issued or outstanding, or issued and outstanding shares hereafter purchased and held in treasury.


             FURTHER RESOLVED, that upon the issuance of any Common
       Shares upon granting or exercise of any amount pursuant to the Plan, a amount per share equal to the par value of each Common Share so issued shall be allocated to stated capital and the balance of any proceeds per share received by the Corporation shall be allocated to capital in excess of par value.


             FURTHER RESOLVED, that pursuant to the terms of the Plan, the Executive Equity Compensation Committee of the Corporation's Board of Directors is hereby designated as the Committee of the Board of Directors to administer such Plan.


               FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized to do or cause to be done all things necessary or desirable to keep effective the registration of the Plan on the Securities and Exchange Commission's (the "Commission") Form S-8 (the "Registration") or such other form or forms that may be applicable under the Securities Act of 1933, as amended, including the filing of such additional amendments and post-effective amendments to the Registration as they, or any of them, may approve.

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                                  EXHIBIT 1
                                  ---------


                                   KEYCORP
                             AMENDED AND RESTATED
                        1991 EQUITY COMPENSATION PLAN



       1. PURPOSE. The KeyCorp Amended and Restated 1991 Equity Compensation Plan is intended to promote the interests of KeyCorp and its shareholders by providing equity-based incentives for effective service and high levels of performance to selected Employees who are in a position to make a substantial contribution to the continued progress and success of the Corporation and its Subsidiaries and thereby to enable the Corporation and its Subsidiaries to attract and retain qualified individuals to serve as Employees in those positions. To achieve these purposes, the Corporation may grant
Awards of Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, and Performance Shares to selected Employees, all in accordance with the terms and conditions hereinafter set forth.

       2.     DEFINITIONS.

      2.1 1934 ACT. The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      2.2 ACQUISITION PRICE. The term "Acquisition Price" with respect to Restricted Stock shall mean such amount, not less than the par value per Common Share, as may be specified by the Committee in the Award Instrument with respect to that Restricted Stock as the consideration to be paid by the Employee for that Restricted Stock.

      2.3 AWARD. The term "Award" shall mean an award granted under the Plan of an Option, of Stock Appreciation Rights, of Limited Stock Appreciation Rights, of Restricted Stock, or of Performance Shares.

      2.4 AWARD INSTRUMENT. The term "Award Instrument" shall mean a written instrument evidencing an Award in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Employee and the Corporation, a certificate issued by the Corporation, or a letter executed by the Committee or its designee. Acceptance of the Award Instrument by an Employee constitutes agreement to the terms of the Award evidenced thereby.

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        2.5    CHANGE OF CONTROL.  A "Change of Control"  shall be deemed to have occurred if at any time or from time to time after the date of the grant of the relevant Award:

               (a) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the voting stock of the Corporation in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d) and Section 14(d) (2) of the 1934 Act),

               (b) during any period of 24 consecutive calendar months, individuals who at the beginning of such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election of each new director of the Corporation was approved or recommended by the vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period; provided, however, in the case of Awards granted on or after March 1, 1994 (the date of the merger of the former KeyCorp, a New York corporation, into Society Corporation, an Ohio corporation, whereupon the surviving corporation changed its name to KeyCorp), the measuring period under this clause (b), in lieu of being defined as "during any period of 24 consecutive calendar months," shall be defined as "during any period of 24 consecutive calendar months commencing after March 1, 1994, and if, at the relevant time, 24 consecutive calendar months have not elapsed since March 1, 1994, then during the period since March 1, 1994",

               (c) The Corporation merges with or into or consolidates with another corporation following approval of the shareholders of the Corporation of such merger or consolidation and, after giving effect to such merger or consolidation, less than sixty percent (60%) of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such merger or consolidation,

               (d) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation following approval of the shareholders of the Corporation of such transaction or series of transactions, or

               (e) the shareholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation.

        2.6 COMMITTEE. The term "Committee" shall mean a committee appointed by the Board of Directors of the Corporation to administer the Plan. The Committee

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shall be composed of not less than three directors of the Corporation.  The
Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or Employee of the Corporation or of any Subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be so comprised (a) as to satisfy the disinterested administration standard contained in Rule 16b-3, if required to qualify for the Rule 16b-3 Exemption and (b) as to satisfy the outside director standard under Section 162(m) of the Internal Revenue Code of 1986, as amended, if required to qualify compensation paid under one or more of the provisions of the Plan as performance-based compensation within the meaning of that section.

       2.7    COMMON SHARES.   The term "Common Shares" shall mean common
shares of the Corporation, with a par value of $1 each.

       2.8    CORPORATION.   The term "Corporation" shall mean KeyCorp and its
successors, including the surviving or resulting corporation of any merger of KeyCorp with or into, or any consolidation of KeyCorp with, any other corporation or corporations.

        2.9 DISABILITY. The term "Disability" with respect to an Employee shall mean physical or mental impairment which entitles the Employee to receive disability payments under any long term disability plan maintained by the Corporation.

       2.10 EMPLOYEE. The term "Employee" shall mean any individual employed by the Corporation or by any Subsidiary and shall include officers as well as all other employees of the Corporation or of any Subsidiary (including employees who are members of the Board of Directors of the Corporation or any Subsidiary).

        2.11 EMPLOYMENT TERMINATION DATE. The term "Employment Termination Date" with respect to an Employee shall mean the first date on which the Employee is no longer employed by the Corporation or any Subsidiary.

        2.12 EXERCISE PRICE. The term "Exercise Price" with respect to an Option shall mean the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

        2.13 FAIR MARKET VALUE. Except as otherwise determined by the Committee at the time of the grant of an Award, the term "Fair Market Value" with respect to Common Shares shall mean: (a) if the Common Shares are traded on a national exchange, the mean between the high and low sales price per Common Share on that national exchange on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares, or (b) if the Common Shares are not traded on a national exchange, the mean between the high and low sales price per Common Share in the over-the-counter market, National Market System, as

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reported by the National Quotations Bureau, Inc. and NASDAQ on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares.

        2.14 INCENTIVE STOCK OPTION. The term "Incentive Stock Option" shall mean an Option intended by the Committee to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        2.15  LIMITED  STOCK  APPRECIATION  RIGHT.    The  term  "Limited
Stock Appreciation Right" or "Limited SAR" shall mean an Award granted to an Employee with respect to all or any part of any Option, that entitles the holder thereof to receive from the Corporation, upon exercise of the Limited SAR and surrender of the related Option, or any portion of the Limited SAR and the related Option, an amount equal to (unless the Committee specifies a different amount at the time of the grant of the Award):

               (a) in the case of a Limited SAR granted with respect to an Incentive Stock Option, 100% of the excess, if any, measured at the time of the exercise of the Limited SAR, of (i) the Fair Market Value of the Common Shares subject to the Incentive Stock Option with respect to which the Limited SAR is exercised over (ii) the Exercise Price of those Common Shares under the Incentive Stock Option, or


               (b) in the case of a Limited SAR granted with respect to a Nonqualified Option, 100% of the highest of:


                      (i) the excess, measured at the time of the exercise of the Limited SAR, of (A) the Fair Market Value of the Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualified Option,

                      (ii) The excess of (A) the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a Common Share (whether in cash or in property and whether by way of exchange, conversion, distribution upon liquidation, or otherwise) in connection with any Change of Control multiplied by the number of Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualified Option, or

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                    (iii)    the excess of (A) the highest Fair Market Value
            of the Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised on any one day during the period beginning on the sixtieth day prior to the date on which the Limited SAR is exercised multiplied by the number of Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualifed Option.

       2.16 NONQUALIFIED OPTION. The term "Nonqualified Option" shall mean an Option intended by the Committee not to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

       2.17 OPTION. The term "Option," (a) when used otherwise than in connection with the term Stock Appreciation Right or Limited Stock Appreciation Right, shall mean an Award entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time, and (b) when used in connection with the term Stock Appreciation Right or Limited Stock Appreciation Right, shall mean (i) any such Award or (ii) any award under any other plan maintained or assumed by the Corporation entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

       2.18 OPTION EXPIRATION DATE. The term "Option Expiration Date" with respect to any Option shall mean the date selected by the Committee after which, except as provided in Section 10.4 in the case of the death of the Employee to whom the option was granted, the Option may not be exercised.

       2.19 PERFORMANCE GOAL. The term "Performance Goal" shall mean a performance goal specified by the Committee in connection with the potential grant of Performance Shares and may include, without limitation, goals based upon cumulative earnings per Common Share, return on investment, return on shareholders' equity, or achievement of any other goals, whether or not readily expressed in financial terms, that are related to the performance by the Corporation, by any Subsidiary, or by any Employee or group of Employees in connection with services performed by that Employee or those Employees for the Corporation, a Subsidiary, or any one or more subunits of the Corporation or of any Subsidiary.

       2.20 PERFORMANCE PERIOD. The term "Performance Period" shall mean such one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be relevant in connection with one or more Awards of Performance Shares.

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        2.21 PERFORMANCE SHARES. The term "Performance Shares" shall mean an
Award denominated in Common Shares and contingent upon attainment of one or more Performance Goals by the Corporation or a Subsidiary or any subunit of the Corporation or of any Subsidiary over a Performance Period.

        2.22 PLAN. The term "Plan" shall mean this KeyCorp Amended and Restated 1991 Equity Compensation Plan as from time to time hereafter amended in accordance with Section 20.

        2.23 RESTRICTED STOCK. The term "Restricted Stock" shall mean Common Shares of the Corporation delivered to an Employee pursuant to an Award subject to such restrictions, conditions and contingencies as the Committee may provide in the relevant Award Instrument, including (a) the restriction that the Employee not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Stock during the applicable Restriction Period, (b) the requirement that, subject to the provisions of Section 10, if the Employee's employment terminates so that the Employee is no longer employed by the Corporation or any Subsidiary before the end of the applicable Restriction Period, the Employee will offer to sell to the Corporation at the Acquisition Price each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions or contingencies have not lapsed, and (c) such other restrictions, conditions, and contingencies, if any, as the Committee may provide in the Award Instrument with respect to that Restricted Stock.

        2.24. RESTRICTION PERIOD. The term "Restriction Period" with respect to an Award of Restricted Stock shall mean the period selected by the Committee and specified in the Award Instrument with respect to that Restricted Stock during which the Employee may not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate that Restricted Stock.

        2.25 RULE 16B-3. Term "Rule 16b-3" shall mean Rule 16b-3 or any rule promulgated in replacement thereof or in substitution therefor under the 1934 Act.

        2.26 RULE 16B-3 EXEMPTION. The term "Rule 16b-3 Exemption" shall mean the exemption from Section 16(b) of the 1934 Act that is available under Rule 16b-3.

        2.27 SECTION 16(B) EMPLOYEE. The term "Section 16(b) Employee" shall mean an individual who is, or at any time within the preceding six months was, a director, officer, or 10% shareholder of the Corporation within the meaning of
Section 16(b) of the 1934 Act.

        2.28 STOCK APPRECIATION RIGHT. The term "Stock Appreciation Right" or "SAR" shall mean an Award granted to an Employee with respect to all or any part of any Option that entitles the holder thereof to receive from the Corporation, upon exercise of the SAR and surrender of the related Option, or any portion of the SAR and

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the related Option, an amount equal to 100%, or such lesser percentage as the
Committee may determine at the time of the grant of the Award, of the excess, if any, measured at the time of the exercise of the SAR, of (a) the Fair Market Value of the Common Shares subject to the Option with respect to which the SAR is exercised over (b) the Exercise Price of those Common Shares under the Option.

       2.29 SUBSIDIARY. the term "Subsidiary" shall mean any corporation, partnership, joint venture, or other business entity in which the Corporation owns, directiy or indirectly, 50 percent or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interest (in the case of any entity other than a corporation).

       2.30 TANDEM AWARD. The term "Tandem Award" shall mean any two or more Awards that are linked by the terms of any such Awards so that the exercise of one such Award, in whole or in part, requires or will automatically result in the surrender or cancellation, in whole or in proportionate part, of the other such Awards.

       3. ADMINISTRATION. The Plan shall be administered by the Committee. No Award may be made under the Plan to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan, (a) to determine the Employees who are eligible to participate in the Plan, the type, size, and terms of Awards to be granted to any Employee, the time or times at which Awards shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Awards shall be evidenced, (b) to establish any other restrictions, conditions, and contingencies on Awards in addition to those prescribed by the Plan, (c) to interpret the Plan, and (d) to make all determinations necessary for the administration of the Plan.

       The construction and interpretation by the Committee of any provision of the Plan or any Award Instrument delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Award Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith.

       The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Corporation, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

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      4.      ELIGIBILITY. Awards may be granted to Employees of the
Corporation or any Subsidiary selected by the Committee in its sole discretion. The granting of any Award to an Employee shall not entitle that Employee to, nor disqualify the Employee from, participation in any other grant of an Award. The maximum number of Common Shares with respect to which any Employee may receive Awards during any calendar year shall be the lesser of 200,000 Common Shares or .2% of the outstanding Common Shares of the Corporation on the date such award was made, which maximum number shall be subject to adjustment as provided in Section 13 of the Plan.

      5.      STOCK SUBJECT TO THE PLAN.   The  Stock that may be issued  and
distributed to Employees in connection with Awards granted under the Plan shall be Common Shares and may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine.

       Subject to adjustment as provided in Section 13, the number of Common Shares available for grant of Awards under the Plan shall be determined from time to time as foilows: (a) on the date of the 1994 Annual Meeting of Shareholders of the Corporation (at which meeting an amendment and restatement of the Plan was submitted for approval of the shareholders of the Corporation), the number of Common Shares available for grant of Awards under the Plan shall equal two percent of the total number of Common Shares outstanding on March 31, 1994, and (b) on January 2, 1995 and on each January 2 occurring thereafter during the life of the Plan, the number of Common Shares available for grant of Awards under the Plan shall be increased by adding to the number of Common Shares then available for grant of Awards under the Plan, the number of Common Shares of the Corporation that, when added to the number of Common Shares that otherwise remain available for grant of additional Awards under the Plan on that January 2, equals two percent of the total number of Common Shares of the Corporation outstanding on December 31st of the next proceeding year.

       The number of Common Shares remaining available for grants of additional Awards under the Plan at any particular time during a calendar year shall be reduced, upon the granting thereafter of any Award under the Plan, by the full number of Common Shares subject to that Award except that, in the case of any particular Tandem Award, the number of Common Shares counted as being subject to such Tandem Award shall be the maximum number of Common Shares with respect to which the Employee may receive value under such Tandem Award. If any Award for any reason expires or is terminated, in whole or in part, without the receipt by an Employee of Common Shares (or the equivalent thereof in cash or other property), the Common Shares subject to that part of the Award that has so expired or terminated shall again be available for the future grant of Awards under the Plan.

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       Notwithstanding any other provision of the Plan, but subject to adjustment under Section 13, (a) the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be 4,800,000 Common Shares, and (b) the maximum number of Common Shares that may be issued under the Plan as Restricted Stock during any calendar year shall be that number of Common Shares that is equal to five percent of the total number of Common Shares available for grant of Awards under the Plan as of January 2 of that calendar year.

       6.     STOCK OPTIONS.

       6.1    TYPE AND DATE OF GRANT OF OPTIONS.

              (a) The Award Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Award Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

              (b) The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted. No Incentive Stock Option may be granted on any date after the tenth anniversary of the date of adoption, on March 17, 1994, by the Board of Directors of the Corporation, of the Plan as amended and restated.

              (c) The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.


       6.2 EXERCISE PRICE. The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

       6.3 OPTION EXPIRATION DATE. The Option Expiration Date under any Incentive Stock Option shall be not later than ten years from the date on which the Option is granted. The Option Expiration Date under any Nonqualified Option shall not be later than ten years and one month from the date on which the Option is granted.

       6.4    EXERCISE OF OPTIONS.

              (a) Except as otherwise provided in Section 10, an Option may be exercised only (i) while the Employee to whom the Option was granted is in the employ of the Corporation or of a Subsidiary, and (ii) after the Employee to whom the Option was granted has been in the continuous employ of the Corporation or of a Subsidiary for at least six months from the date on which the Option was granted. Subject to these requirements, each Option shall

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
       become exercisable in one or more installments at the time or times provided in the Award Instrument evidencing the Option. Once any portion of an Option becomes exercisable, that portion shall remain exercisable until expiration or termination of the Option. An Employee to whom an Option is granted may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable except that no fraction of a Common Share may be purchased upon the exercise of any Option.

              (b) An Employee electing to exercise an Option shall deliver to the Corporation (i) the Exercise Price payable in accordance with
       Section 6.5 and (ii) written notice of the election that states the number of whole Common Shares with respect to which the Employee is exercising the Option.

       6.5 PAYMENT FOR COMMON SHARES. Upon exercise of an Option by an Employee, the Exercise Price shall be payable by the Employee in cash or in such other form of consideration as the Committee determines may be accepted, including without limitation, securities or other property, or any combination of cash, securities or other property, or by delivery by the Employee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to an Employee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option.

       6.6 CONVERSION OF INCENTIVE STOCK OPTIONS. The Committee may at any time in its sole discretion take such actions as may be necessary to convert any outstanding Incentive Stock Option (or any installments or portions of installments thereof) into a Nonqualified Option with or without the consent of the Employee to whom that Incentive Stock Option was granted and whether or not that Employee is an Employee at the time of the conversion.

       7.     STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS.

       7.1 GRANT OF SARS AND LIMITED SARS. An SAR may be granted only in connection with an Option. An SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted.
An SAR granted in connection with a Nonqualified Option may be granted either when the related Nonqualified Option is granted or at any time thereafter including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option, simultaneously with or after the conversion. Similarly, a Limited SAR may be granted only in cormection with an Option. A Limited SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted. A Limited SAR granted in connection with a Nonqualified Option may be

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
granted either when the related Nonqualified Option is granted or at any time thereafter including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option, simultaneously with or after the conversion.

       7.2    EXERCISE OF SARS AND LIMITED SARS.

              (a) An Employee electing to exercise an SAR or a Limited SAR shall deliver written notice to the Corporation of the election identifying the SAR or Limited SAR and the related Option with respect to which the SAR or Limited SAR was granted to the Employee and specifying the number of whole Common Shares with respect to which the Employee is exercising the SAR or Limited SAR. Upon exercise of the SAR or Limited SAR, the related Option shall be deemed to be surrendered to the extent that the SAR or Limited SAR is exercised.

              (b) SARs and Limited SARs may be exercised only (i) after the expiration of six months from the date of grant of the SAR or Limited SAR, (ii) on a date when the SAR or Limited SAR is "in the money" (i.e., when there would be positive consideration received upon exercise of the SAR or Limited SAR), (iii) at a time and to the same extent as the related Option is exercisable, (iv) unless otherwise provided in the relevant Award Instrument, by surrender to the Corporation, unexercised, of the related Option or any applicable portion thereof, and (v) in compliance with all restrictions set forth in or specified by the Committee pursuant to Section 7.2(c) (in the case of SARs) or Section 7.2(d) (in the case of Limited SARs).

              (c) The Committee may specify in the Award Instrument pursuant to which any SAR is granted waiting periods and restrictions on permissible exercise periods in addition to the restrictions on exercise set forth in Section 7.2(b), including, without limitation, any restriction necessary to make applicable the Rule 16b-3 Exemption.

       7.3    PAYMENT FOR SARs AND LIMITED SARs.

       The amount payable upon exercise of an SAR or Limited SAR may be paid by the Corporation in cash, or, if the Committee shall determine in its sole discretion, in whole Common Shares (taken at their Fair Market Value at the time of exercise of the SAR or Limited SAR) or in a combination of cash and whole Common Shares; provided, however, that in no event shall the total number of Common Shares that may be paid to an Employee pursuant to the exercise of an SAR or Limited SAR exceed the total number of Common Shares subject to the related Option.

       7.4 TERMINATION, AMENDMENT, OR SUSPENSION OF SARs AND LIMITED SARs. SARs and Limited SARs shall terminate and may no longer by exercised upon the first to occur of (a) exercise or termination of the related Option, or
(b) any
termination date specified by the Committee at the time of grant of the SAR or Limited SAR. In addition, the Committee may in its sole discretion at any time before the occurrence of a Change of Control amend, suspend, or terminate any SAR or Limited SAR theretofore granted under the Plan without the holder's consent; provided that, in the case of amendment, no provision of the SAR or Limited SAR, as amended, shall be in conflict with any provision of the Plan.

       8.     RESTRICTED STOCK.

       8.1     ADDITIONAL  CONDITIONS  ON  RESTRICTED  STOCK.   In addition
to the restrictions on disposition of Restricted Stock during the Restriction Period and the requirement to offer Restricted Stock to the Corporation if the Employee's employment terminates during the Restriction Period, the Committee may provide in the Award Instrument with respect to any Award of Restricted Stock other restrictions, conditions, and contingencies, which other restrictions, conditions, and contingencies, if any, may relate to, in addition to such other matters as the Committee may deem appropriate, the Employee's personal performance, corporate performance, or the performance of any subunit of the Corporation or any Subsidiary, in each case measured in such manner as may be specified by the Committee. The Committee may impose different restrictions, conditions, and contingencies on separate Awards of Restricted Stock granted to different Employees, whether at the same or different times, and on separate Awards of Restricted Stock granted to the same Employee, whether at the same or different times. The Committee may specify a single Restriction Period for all of the Restricted Stock subject to any particular Award Instrument or may specify multiple Restriction Periods so that the restrictions with respect to the Restricted Stock subject to the Award will expire in stages according to a schedule specified by the Committee and set forth in the Award Instrument; provided, however, that no Restriction Period with respect to any Restricted Stock shall end eariier than one year after the date on which that Restricted Stock is granted.

      8.2 PAYMENT FOR RESTRICTED STOCK. Each Employee to whom an Award of Restricted Stock is made shall pay the Acquisition Price with respect to that Restricted Stock to the Corporation not later than 30 days after the delivery to the Employee of the Award Instrument with respect to that Restricted Stock. If any Employee fails to pay the Acquisition Price with respect to any Award of Restricted Stock within that 30 day period, the Employee's right under that Award shall be forfeited.

      8.3 RIGHTS AS A SHAREHOLDER. Upon payment by an Employee in full of the Acquisition Price for Restricted Stock under an Award, the Employee shall have all of the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject only to such restrictions and requirements referred to in Section 8.1 as may be incorporated in the Award Instrument with respect to that Restricted Stock.

       9.      PERFORMANCE SHARES.

       9.1 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE SHARES. The Committee shall have full discretion to select the Employees to whom Awards of Performance Shares are made, the number of Performance Shares to be granted to any Employee so selected, the kind and level of the Performance Goals and whether those Performance Goals are to apply to the Corporation, a Subsidiary, or any one or more subunits of the Corporation or of any Subsidiary, and the dates on which each Performance Period shall begin and end, and to determine the form and provisions of the Award Instrument to be used in connection with any Award of Performance Shares.

       9.2    CONDITIONS TO PAYMENT FOR PERFORMANCE SHARES.

              (a) Unless otherwise provided in the relevant Award Instrument, an Employee must be employed by the Corporation or a Subsidiary on the last day of a Performance Period to be entitled to payment for any Performance Shares.

              (b) The Committee may establish, from time to time, one or more formulas to be applied against the Performance Goals to determine whether all, some portion but less than all, or none of the Performance Shares granted with respect to a Performance Period are treated as earned pursuant to any Award. An Employee will be entitled to receive payments with respect to any Performance Shares only to the extent that those Performance Shares are treated as earned under one or more such formulas.

       9.3 PAYMENT FOR PERFORMANCE SHARES. The Corporation shall pay each Employee who is entitled to payment for Performance Shares earned with respect to any Performance Period an amount for those Performance Shares (a) in cash (based upon the per share Fair Market Value of Common Shares on the last day of the Performance Period), (b) in Common Shares (one Common Share for each Performance Share earned), (c) in Restricted Stock (one Common Share of Restricted Stock for each Performance Share earned), or (d) any combination of the foregoing, in such proportions as the Committee may determine. Restricted Stock issued by the Corporation in payment of Performance Shares shall be subject to all the provisions of Section 8.

       10. TERMINATION OF EMPLOYMENT. After an Employee's Employment Termination Date, the rules set forth in this Section 10 shall apply. All factual determinations with respect to the termination of an Employee's employment that may be relevant under this Section 10 shall be made by the Committee in its sole discretion.

       10.1 TERMINATION OTHER THAN UPON DEATH, DISABILITY, OR CERTAIN RETIREMENTS. Upon any termination of an Employee's employment for any reason other than the Employee's retirement (under any retirement plan of the Corporation or of a Subsidiary) as provided in Section 10.2, disability as provided on Section 10.3, or death as provided in Section 10.4:

              (a) Unless otherwise provided in the relevant Award Instrument, the Employee shall have the right (i) during the period ending six months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Nonqualified Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were execisable by the Employee on the Employment Termination Date, and (ii) during the period ending three months after the Employment Termination Date, but not later that the Option Expiration Date, to exercise any Incentive Stock Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date,

              (b) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Corporation each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of the date, any restrictions, conditions, or contingencies have not lapsed, and

              (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

       10.2 TERMINATION DUE TO CERTAIN RETIREMENTS. Upon any termination of an Employee's employment with the Corporation or any Subsidiary under circumstances entitling the Employee to immediate payment of normal retirement or early retirement benefits under any retirement plan of the Corporation or of a Subsidiary (whether the employee elects to commence or defer receipt of such payment):

              (a) Unless otherwise provided in the relevant Award Instrument, the Employee shall have the right (i) to exercise, from time to time during the period ending two years after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date, and (ii) to exercise, from time to time during the period ending two years after the Employment Termination Date, but no later than the Option Expiration Date, any Incentive Stock Options and related

       SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Internal Revenue Code of 1986, as amended),

              (b) The relevant Award Instrument may provide that the Employee will have the right to exercise, from time to time until not later than the Option Expiration Date, Nonqualified Stock Options and SARs and Incentive Stock Options and SARs to the extent such Options and SARs become exercisable by their terms prior to the Option Expiration Date (or such earlier date as specified in the relevant Award Instrument), notwithstanding the fact that such Options and SARs were not exercisable in whole or in part (whether because a condition to exercise had not yet occurred or a specified time period had not yet elapsed or otherwise) on the Employment Termination Date,

              (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Corporation each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which as of that date, any restrictions, conditions, or contingencies have not lapsed, and

              (d) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

      10.3   TERMINATION  DUE  TO  DISABILITY.    Upon  any  termination
of an Employee's employment due to disability:

              (a) Unless otherwise provided in the relevant Award Instrument, the Employee, or the Employee's attorney in fact or legal guardian, shall have the right (i) to exercise, form time to time during the period ending two years after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent those Options and SARs were exercisable by the Employee on the Employment Termination Date, and (ii) to exercise, from time to time during the period ending two years after the Employment Termination Date, but no later than the Option Expiration Date, any Incentive Stock Options and related SARs that were outstanding on the employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than one year after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Internal Revenue Code of 1986, and amended),

              (b) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Corporation each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

              (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

      10.4. DEATH OF AN EMPLOYEE. Upon the death of an Employee while employed by the Corporation or any Subsidiary or within any of the periods referred to in any Section 10.1, 10.2, or 10.3 during which any particular Option or SAR remains potentially exercisable:

              (a) Unless otherwise provided in the relevant Award Instrument, if the Option Expiration Date of any Nonqualified Option that had not expired before the Employee's death would otherwise expire before the first anniversary of the Employee's death, that Option Expiration Date shall automatically be extended to the first anniversary of the Employee's death or such other date as provided in the relevant Award Instmment,

              (b)    Unless otherwise provided in the relevant Award
       Instmment, the Employee's executor or administrator or the person or persons to whom the Employee's rights under any Option or SAR are transferred by will or the laws of descent and distribution shall have the right to exercise, from time to time during the period ending two years after the date of the Employee's death, but not later than the Option Expiration Date, any Options and related SARs that were outstanding on the date of the Employee's death, if and to the same extent as those Options and SARs were exercisable by the Employee on the date of the Employee's death,

              (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisitions Price to the Corporation each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

                (d) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

       11. ACCELERATION UPON CHANGE OF CONTROL. Unless otherwise specified in the relevant Award Instrument, upon the occurrence of Change of Control of the Corporation, each Award theretofore granted to any Employee that then remains outstanding shall, subject to Section 17, be automatically treated as follows: (a) any outstanding Option shall become immediately exercisable in full, (b) SARs and Limited SARs related to any such Options shall also become immediately exercisable in full, (c) the Restriction Period with respect to all outstanding Awards of Restricted Stock shall immediately terminate, and (d) the restrictions, conditions, or contingencies on any Performance Shares shall be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares through the date of Change of Control.

       12. ASSIGNABILITY. No Option, SAR, Limited SAR, Restricted Stock during the Restruction Period, or Performance Share may be transferred other than will or by the laws of descent and distribution. During an Employee's lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee's attorney in fact or legal guardian) may exercise any Award requiring or permitting exercise. Notwithstanding any contrary provision of the Plan or any relevant Award Instrument, with respect to Section 16(b) Employees, no "derivative security" (as defined for purposes of Rule 16b-3) shall be transferable by such Employee other than (a) by will or the laws of descent and distribution, (b) as otherwise hereafter permitted in accordance with Rule 16b-3 without jeopardizing or impairing any Rule 16b-3 Exemption. Any restriction on transferability of derivative securities required by Rule
16b-3 in order to qualify for a Rule 16b-3 Exemption is hereby incorporated in the Plan to the extent necessary to obtain the Rule 16b-3 Exemption.

       13. ADJUSTMENT UPON CHANGES IN COMMON SHARES. Automatically and without Committee action in the event of any stock dividend, stock split, or share combination of the Common Shares, or by appropriate Committee action in the event of any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Corporation or any spin-off or other distribution to shareholders of the Corporation (other than normal cash dividends), appropriate adjustments to (a) the maximum number of Common Shares that may be issued under the Plan pursuant to Section 5, the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options as provided in Section 5, and the maximum number of Common Shares with respect to which any Employee may receive Awards during any calendar year as provided in Section 4, and (b) the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Award shall be made to the extent necessary and in such manner that the benefits of Employees under all then outstanding Awards shall be maintained substantially as before the occurrence of such event. Any such adjustment shall be conclusive and binding for all purposes of the Plan, in the event of any stock dividend, stock split, or share combination, as of the date of such stock dividend, stock split, or share combination, and in all other cases, as of such date as the Committee may determine.

       14.    PURCHASE FOR INVESTMENT.   Each person acquiring Common Shares
pursuant to any Award may be required by the Corporation to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Corporation, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1993, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

       15.    WITHHOLDING OF TAXES.   The Corporation will withhold from any
payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable federal, state, and local withholding tax obligations. The Committee may, in its discretion and subject to such rules as the Committee may adopt from time to time, permit or require an Employee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Award, the lapse of any restrictions with respect to an Award, the acquisition of Common Shares pursuant to any Award, or the disposition of any Common Shares received pursuant to any Award by having the Corporation hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Award or by delivering to the Corporation an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Employee shall be determined as of the date on which the obligation to withhold first arose. The Corporation may apply the provisions of this Section 15 based upon generally applicable withholding rates and without regard to any statutory minimum rate applicable to special payments. With respect to Section 16(b) Employees, any applicable conditions with respect to tax withholding required under Rule 16b-3 in order to obtain or be eligible for the Rule 16b-3 Exemption in respect thereof shall be deemed to be incorporated into the Plan.

       16. AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. Awards, whether Incentive Stock Options, Nonqualified Options, SARs, Limited SARs Restricted Stock, or Performance Shares, may be granted under the Plan in substitution for awards held by employees of a company who become Employees of the Corporation or a Subsidiary as a result of the merger or consolidation of the employer company with the Corporation or a Subsidiary, or the acquisition by the Corporation or a Subsidiary of the assets of the employer company, or the acquisition by the Corporation or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms provisions and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms provisions, and benefits of the awards in substitution for which they are granted.

       17. HOLDING PERIODS. No Section 16(b) Employee shall sell or exercise, as the case may be, any equity security or derivative security (which includes, without limitation, Options SARs, and Limited SARs, in each case as defined in the 1934 Act or the rules and regulations promulgated thereunder, acquired pursuant to an Award under the Plan, before the earliest date on which the sales exercise is eligible for the Rule 16b-3 Exemption. If any provision of this Section 17 must be modified or becomes unnecessary to comply with the requirements of Rule 16b-3, the Committee may waive such provision and/or amend the Plan to add to or modify the provisions hereof accordingly.

       18. LEGAL REQUIREMENTS. No Awards shall be granted and the Corporation shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, unless such payment is, without further action by the Corporation, in compliance with all applicable Federal and state laws and regulations, including, without limitation, the United States Internal Revenue Code and Federal and state securities laws.

       19.    DURATION AND TERMINATION OF THE PLAN.   The Plan shall become
effective and shall be deemed to have been adopted on the date on which it is approved by the shareholders of the Corporation and shall remain in effect thereafter until terminated by action of the Board of Directors. No termination of the Plan shall adversely affect the rights of any Employee with respect to any Award granted before the effective date of the termination.

       20. AMENDMENTS. The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Corporation and its shareholders, except that no amendment may be made without shareholder approval if shareholder approval is required under Rule 16b-3 to qualify for the Rule 16b-3 Exemption, is required by any applicable securities law or tax law, or is required by the rules of any exchange on which the Common Shares of the Corporation are traded or, if the Common Shares are not listed on an exchange, by the rules of the registered national securities association through whose inter-dealer quotation system the Common Shares are quoted. The Committee shall have the authority to amend these terms and conditions applicable to outstanding Awards (a) in any case where expressly permitted by the terms of the Plan or of the relevant Award Instrument or (b) in any other case with the consent of the Employee to whom the Award was granted. Except as expressly provided in the Plan or in the Award Instrument evidencing the Award, the Committee may not, without the consent of the holder of an Award granted under the Plan, amend the terms and conditions applicable to that Award in a manner adverse to the interests of the Employee.

       21. PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Corporation or a Subsidiary to continue such person's employment with the Corporation or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

       22. INTEREST OF EMPLOYEES. Any obligation of the Corporation under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Corporation to make such payment from its general assets in accordance with the Plan, and no Employee shall have any interest in, or lien or prior claim upon, any property of the Corporation or any Subsidiary by reason of that obligation.

       23. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

       24. ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Corporation or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or except in circumstances involving his bad faith or willful misconduct, for any thing done or omitted to be done by himself.

       25.    SEVERABILITY.   The  invalidity  or unenforceability of any
particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

       26. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.